EXHIBIT 10.19








                      CONTIFINANCIAL SERVICES CORPORATION



                             --------------------


                               INVESTMENT BANKING
                              SERVICES AGREEMENT

                           dated as of May 17, 1996


                             --------------------



                       NATIONAL AUTO FUNDING CORPORATION












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                               TABLE OF CONTENTS

                                                                          Page


SECTION 1.  DEFINITIONS....................................................  1

    1.1   Defined Terms....................................................  1

SECTION 2.  INVESTMENT BANKING.............................................  2

    2.1   Appointment of Lead Manager......................................  2
    2.2   Fees.............................................................  2
    2.3   The Securities...................................................  3
    2.4   Information to be Made Available.................................  4
    2.5   Payment of Expenses..............................................  4
    2.6   Indemnification..................................................  5
    2.7   Further Assurances...............................................  5

SECTION 3.  MISCELLANEOUS..................................................  5

    3.1   Amendments and Waivers...........................................  5
    3.2   Notices..........................................................  5
    3.3   Successors and Assigns...........................................  6
    3.4   Termination......................................................  6
    3.5   Counterparts.....................................................  6
    3.6   Severability.....................................................  6
    3.7   Integration; Construction........................................  6
    3.8   Limited Liability................................................  7
    3.9   GOVERNING LAW....................................................  7
    3.10  SUBMISSION TO JURISDICTION; WAIVERS..............................  7
    3.11  Acknowledgements.................................................  8
    3.12  WAIVER OF JURY TRIAL.............................................  8



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                             INVESTMENT BANKING
                             SERVICES AGREEMENT


               INVESTMENT BANKING SERVICES AGREEMENT, dated as of May 17, 1996 (this "IBSA"), by and among CONTIFINANCIAL SERVICES CORPORATION
("ContiFinancial") and NATIONAL AUTO FUNDING CORPORATION, a Delaware corporation ("NAF Corp.").

                            W I T N E S S E T H:

               WHEREAS, the NAF Auto Loan Trust (the "Borrower") has entered into a Credit Agreement dated as of May 17, 1996 (as may from time to time, be amended, supplemented, or modified, the "Credit Agreement") with NAF Corp. and ContiTrade Services L.L.C. (the "Lender"), pursuant to which the Borrower will receive the proceeds of Advances from time to time made thereunder;

               WHEREAS, it is a condition to the obligations of the Lender to make the Advances under the Credit Agreement that NAF Corp. shall have executed and delivered this Agreement to ContiFinancial.

               NOW, THEREFORE, the parties hereto agree as follows:


                           SECTION 1.  DEFINITIONS

               1.1 Defined Terms. (a) As used in this IBSA, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings assigned to them in the Definitions List which is attached as Exhibit A to the Credit Agreement (the "Definitions List").

               (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this IBSA shall refer to this IBSA as a whole and not to any particular provision of this IBSA and Section, subsection, schedule and exhibit references are to this IBSA unless otherwise specified.

               (c) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.



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                       SECTION 2.  INVESTMENT BANKING

               2.1    Appointment of Lead Manager.

               (a) NAF Corp. hereby appoints ContiFinancial as the lead manager of the NAF Entities with respect to any issuance of Securities. For purposes of this IBSA, "Securities" shall mean the NAF Entities' first $600,000,000 of automobile receivables-backed notes or certificates issued to finance the NAF Entities' automobile loan origination and acquisition program (the "Program"), together with any such automobile-backed notes or certificates in excess of such $600,000,000, so long as the Lender financed the Contracts underlying such notes or certificates pursuant to the Credit Agreement. ContiFinancial in its capacities as lead manager for the Securities is referred to herein as the "Lead Manager". ContiFinancial's mandate as the Lead Manager shall not be conditioned upon ContiTrade Service L.L.C.'s continued provision of warehouse financing after the initial term to the Borrower pursuant to the Credit Agreement.

               (b) Upon accumulation of a pool of Contracts suitable for securitization in a structure acceptable to the Lead Manager and rating agencies and the related Credit Enhancer, the Lead Manager agrees to utilize its best efforts in its ordinary course of business to obtain one or more purchasers (the "Purchasers") of the Securities, in compliance with applicable law and any terms provided in the offering memorandum or other offering materials, if any, prepared by the NAF Entities for the issuance of Securities.

               (c) ContiFinancial's mandate as Lead Manager is expressly conditioned upon ContiFinancial's continued ability to effect the placement of the Securities in a commercially reasonable manner. Any disagreement as to whether a Securities execution was in a "commercially reasonable manner" shall be settled by binding arbitration, with each of ContiFinancial and NAF Corp. naming one arbitrator and the two arbitrators so named naming a third.

               2.2    Fees.

               (a) The Lead Manager shall be the exclusive Lead Manager for any investment grade Securities, at the fees set forth below. The NAF Entities may retain the Lead Manager to act as placement agent for non-investment grade securities at fees to be determined at the time of the offering.

               (b) The NAF Entities shall pay to the Lead Manager, on the applicable closing date of each issuance of Securities a management fee equal to (i) 1.00% of the gross proceeds from the sale of the first $200,000,000 of Securities issued, (ii) .90% of the gross proceeds from the next $200,000,000 of Securities issued and (ii) .60% of the gross proceeds from the sale of any Securities issued thereafter (collectively, the "Management Fee").

               (c) In addition to the provisions of paragraph (b) above, the Management Fee shall also be due and owing:


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               (i)    immediately, upon the occurrence of an Event of Default
                      under the Credit Agreement; provided that the Lender shall have accelerated the Obligations; in such circumstance the Management Fee shall be applied to the Adjusted Eligible Contract Balance as of the date of acceleration;

               (ii) (a) six months following the refinancing of the Loan under the Credit Agreement with another lender un-affiliated with the Lender, provided that a securitization of such Contracts through the Lead Manager does not take place prior to the end of such six- month period and (b) immediately upon the sale of the Contracts on a whole-loan basis; in either such circumstance the Management Fee shall be applied to the Adjusted Eligible Contract Balance as of the date of such refinancing or sale; provided, that if the NAF Entities thereafter effects a securitization with the Lead Manager relating to such Contracts, the Management Fee previously paid in connection with such refinancing or sale shall be offset against the Management Fees due to the Lead Manager in connection with the subsequent securitization; and

               (iii) six months following the termination of the Credit Agreement at its stated termination date (if not renewed or extended), if $600,000,000 in Securities have not previously been issued; in such circumstance the Management Fee shall be applied to the Aggregate Eligible Contract Balance as of the date of such termination; provided, that if the NAF Entities thereafter effects a securitization with the Lead Manager relating to such Contracts, the Management Fee previously paid in connection with such refinancing or sale shall be offset against the Management Fees due to the Lead Manager in connection with the subsequent securitization.

               In no event shall the above provisions result in the payment of duplicative Management Fees.

               2.3    The Securities.

               (a) It is expected that the Securities will consist of either (i) senior notes ("Notes") of a special purpose corporation created for such purpose (ii) certificates evidencing undivided interests in a trust ("Grantor Trust Certificates") or (iii) certificates, which for tax purposes will be indebtedness ("Debt Certificates"). The holders of the Notes, the Grantor Trust Certificates or the Debt Certificates will have a first perfected security interest in the contracts and credit enhancement described below.

               (b) It is intended that the Securities will be issued in one or more series of Rule 144A private placements or public offerings, and the senior class


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      thereof will be rated at least "A" by at least one nationally recognized rating agency. The credit enhancement used to obtain this rating may consist of a cash reserve account funded by the NAF Entities or FirstCity, a subordinated class of securities retained by the NAF Entities, overcollateralization provided by the NAF Entities, a financial guaranty insurance policy provided by a nationally recognized monoline financial guaranty insurer acceptable to the rating agencies, other form of third-party credit enhancement reasonably acceptable to the Lead Manager, or a combination of the above. No issuance of the Securities shall be consummated unless NAF Corp. and the Lead Manager mutually agree on the tax and credit enhancement structure to be used to issue the Securities and the interest rate to be paid to investors in respect of the Securities; provided, however, that NAF Corp. may not unreasonably withhold consent to any proposed structure (including, without limitation, the interest rate to be paid to investors in respect of the Securities).

               2.4    Information to be Made Available.

               (a) The NAF Entities will provide information about the Contracts to the Lead Manager on a magnetic medium. The Contracts will be selected by NAF Corp. from the Borrower's portfolio, subject to eligibility standards established by the Lead Manager, the Rating Agencies and the Credit Enhancer. If the Securities are Notes, on the closing date the Contracts will be contributed to the SPC in exchange for the ownership interests in the SPC and the proceeds received upon sale of the Notes.

               (b) The NAF Entities agree to make available to the Lead Manager, the Rating Agencies, the Credit Enhancer and any prospective Purchaser for their review all documents, records and other information relating to the Contracts and/or the servicing thereof. NAF Entities also will make available the appropriate personnel to meet with prospective Purchasers, the Rating Agencies and the Credit Enhancer, as identified by the Lead Manager.

               (c) The NAF Entities agree to co-operate with accountants' file review as may be reasonably necessary in connection with a securitization.

               2.5 Payment of Expenses. The NAF Entities shall pay all customary, usual and reasonable costs and expenses in connection with this Agreement, and the rating, issuance and sale of the Securities, whether or not the Securities are issued or sold, such as, without limitation, the fees and disbursements of NAF Entities attorneys, including such fees incurred in preparing required legal opinions, and the fees and expenses of any data processing vendor. The NAF Entities shall pay all of the Lead Manager's reasonable out-of-pocket expenses related to this Agreement, including all fees and disbursements of the Lead Manager's and counsel and any outside auditors required by the rating agencies and the credit enhancer. In addition, the NAF Entities shall pay all fees and disbursements of counsel to any Purchaser, rating agencies and the credit enhancer. All such expenses, fees and disbursements shall be due and payable whether or not any Securities are sold.

               2.6 Indemnification. NAF Corp. will indemnify the Lead Manager against any losses, claims, damages or liabilities to which the Lead Manager may become


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subject in connection with any matter related to or arising out of this
Agreement; provided, however, there shall be excluded from such indemnification any such loss, claim, damage or liability which results from the gross negligence or willful misconduct of the Lead Manager in performing the services which it is to render pursuant to this agreement. In addition, NAF Corp. shall indemnify the Lead Manager in the case of claims respecting (a) the accuracy or completeness of the materials or information provided by the NAF Entities to the Lead Manager or a Purchaser or (b) any action, or failure to act, by the Lead Manager undertaken at NAF Corp.'s request or with the consent of NAF Corp.

               2.7 Further Assurances. NAF Corp. shall do such further acts and things and execute and deliver to the Lead Manager such assignments, agreements, financing statements, powers and instruments as are required by the Lead Manager to carry into effect the purposes of this Agreement.

                          SECTION 3.  MISCELLANEOUS

               3.1 Amendments and Waivers. The provisions hereof may be amended, supplemented or modified by the parties hereto, in writing.

               3.2 Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy (accompanied by a telephonic confirmation or receipt thereof), or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be delivered for purposes of this Agreement on: (a) the second Business Day following the day on which such notice was placed in the custody of the U.S. Postal Service, (b) the next Business Day following the day on which such notice was placed in the custody of any overnight courier service, including express mail service or (c) the same Business Day on which such notice is sent by telegram, messenger or facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this subsection, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

If to NAF Corp.:         National Auto Funding Corporation
                         4545 Fuller Drive, Suite 101
                         Irving, TX  75038

                         Attention:  Jim W. Moore
                         Tel. No.: 214-791-1113
                         Telecopier No.: 214-791-0464



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If to ContiFinancial:    ContiFinancial Services Corporation
                         277 Park Avenue, 38th Floor
                         New York, New York 10172

                         Attention: Chief Counsel
                         Tel. No.: 212-207-2822
                         Telecopier No.: 212-207-2935

               3.3 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that NAF Corp. may not assign or transfer any of its obligations under this Agreement and ContiFinancial may not assign or transfer any of its obligations under this Agreement without the prior consent of the other party, which consent shall not unreasonably be withheld.

               3.4 Termination. This Agreement (except for Section 2.5 hereof) shall terminate following the issuance of $600,000,000 in Securities, and receipt by the Lead Manager of the related Management Fees.

               3.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               3.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               3.7 Integration; Construction. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Facility Agreements.

               3.8 Limited Liability. No recourse hereunder or under any other Facility Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Facility Agreements, it being expressly agreed and understood that each Facility Agreement is solely a corporate or trust obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, member, affiliate, beneficial owner, trustee or shareholder for breaches by any party hereto of any obligations under any Facility Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.



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               3.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               3.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES
NOT TO PLEAD OR CLAIM THE SAME;

               (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SUBSECTION 3.2 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

               (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

               (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

               3.11   Acknowledgements.  NAF Corp. hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

               (b) ContiFinancial has no fiduciary relationship to NAF Corp.;
and


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               (c) no joint venture exists between NAF Corp. and ContiFinancial.

               3.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers, members or trustees as of the day and year first above written.

                                   NATIONAL AUTO FUNDING
                                   CORPORATION



                                   By  /s/   Jim W. Moore
                                   Name:   Jim W. Moore
                                   Title:  President



                                   CONTIFINANCIAL SERVICES
                                   CORPORATION


                                   By  /s/ Jerome M. Perelson
                                   Name:   Jerome M. Perelson
                                   Authorized Signatory


                                   By  /s/ Susan E. O'Donovan
                                   Name:   Susan E. O'Donovan
                                   Authorized Signatory



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